EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-65125, 33-69946,
33-75088, 333-28593 and 333-80729) of Bentley Pharmaceuticals, Inc. and subsidiaries on Form S-3 and the Registration Statements (Nos. 33-85154, 333-72916, 333-72918 and 333-72920) of the Company on Form S-8 of our report dated March 4, 2004, appearing in the Annual Report on Form 10-K of Bentley Pharmaceuticals, Inc. and subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 4, 2004